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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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INDEPENDENT BANK CORPORATION

(Name of Registrant as Specified In Its Charter)

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Independent Bank Corporation
230 West Main Street
Ionia, Michigan 48846

March 20, 2007

Dear Shareholder,

It is our pleasure to invite you to attend the 2007 Annual Meeting of Shareholders of Independent Bank Corporation at 3:00 p.m., Eastern Time, on Tuesday, April 24, 2007 at the Ionia Theater, 205 West Main Street, Ionia, Michigan 48846.

The Annual Report, which we mailed to you, summarizes Independent Bank Corporation’s major developments during 2006 and includes the 2006 consolidated financial statements.

Whether or not you plan to attend the Annual Meeting, please complete and mail the enclosed proxy card promptly so that your shares will be voted as you desire. You may also vote by telephone or by the Internet by following the instructions for using the automated telephone and Internet voting systems provided on the proxy card.

Sincerely,
Michael M. Magee, Jr.
President and Chief Executive Officer

INDEPENDENT BANK CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
APRIL 24, 2007

Date:	April 24, 2007
Time:	3:00 p.m., Eastern Time
Place:	Ionia Theater 205 West Main Street Ionia, Michigan 48846

We invite you to attend the Independent Bank Corporation Annual Meeting of Shareholders to:

1.	Elect three directors to serve three-year terms expiring in 2010;

2.	Ratify the appointment of Crowe Chizek and Company LLC as independent auditors for the fiscal year ending December 31, 2007;

3.	Transact any other business that is properly submitted before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The record date for the Annual Meeting is February 23, 2007 (the “Record Date”). Only shareholders of record at the close of business on that date can vote at the Annual Meeting. We mailed this Notice of Annual Meeting to those shareholders. Action may be taken at the Annual Meeting on any of the foregoing proposals on the date specified above or any date or dates to which the Annual Meeting may be adjourned or postponed.

We will have a list of shareholders who can vote at the Annual Meeting available for inspection by shareholders at the Annual Meeting, and, for 10 days prior to the Annual Meeting, during regular business hours at the offices of Independent Bank Corporation, 230 West Main Street, Ionia, Michigan 48846.

If you plan to attend the Annual Meeting but are not a shareholder of record because you hold your shares in street name, please bring evidence of your beneficial ownership of your shares (e.g., a copy of a recent brokerage statement showing the shares) with you to the Annual Meeting. Whether or not you plan to attend the Annual Meeting and whether you own a few or many shares of stock, the Board of Directors urges you to vote promptly. You may vote by signing, dating and returning the enclosed proxy card, by using the automated telephone voting system or by using the Internet voting system. You will find instructions for voting by telephone and by the Internet on the enclosed proxy card.

By Order of the Board of Directors,

Robert N. Shuster
Corporate Secretary

March 20, 2007

2007 PROXY STATEMENT
VOTING SECURITIES AND RECORD DATE
ELECTION OF DIRECTORS
SECURITIES OWNERSHIP OF MANAGEMENT
CORPORATE GOVERNANCE AND BOARD MATTERS
REPORT OF OUR AUDIT COMMITTEE
AUDIT MATTERS AND OUR RELATIONSHIP WITH OUR INDEPENDENT AUDITORS
PROPOSAL SUBMITTED FOR YOUR VOTE — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
SHAREHOLDER RETURN PERFORMANCE GRAPH
EXECUTIVE COMPENSATION
COMPENSATION OF DIRECTORS
COMPENSATION COMMITTEE REPORT
TRANSACTIONS INVOLVING MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS
GENERAL

Independent Bank Corporation
230 West Main Street
Ionia, Michigan 48846

2007 PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation, beginning approximately March 20, 2007, by our Board of Directors, of proxies for use at the Annual Meeting of Shareholders. This meeting will be held on Tuesday, April 24, 2007, at 3:00 p.m. (local time) at the Ionia Theater, 205 West Main Street, Ionia, Michigan 48846.

If the form of the Proxy accompanying this Proxy Statement is properly executed and returned, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders in accordance with the directions given in such Proxy. If no choice is specified, the shares represented by the Proxy will be voted for the election of directors listed as nominees and for the ratification of the independent auditors.

To vote by telephone, shareholders of record (shareholders who have been issued a certificate representing their shares) may call toll free on a touch-tone telephone 1-800-PROXIES (1-800-776-9437) and follow the recorded instructions. To vote by Internet, go to the site http://www.voteproxy.com and follow the instructions provided.

If your shares are held through a bank or a broker (referred to as “street name”), you may also be eligible to vote your shares electronically. Simply follow the instructions on your voting form, using either the toll-free telephone number or the Internet address that is listed.

A Proxy may be revoked prior to its exercise by delivering a written notice of revocation to our Secretary, executing a subsequent Proxy or attending the meeting and voting in person. Attendance at the meeting does not, however, automatically serve to revoke a Proxy.

VOTING SECURITIES AND RECORD DATE

As of February 23, 2007, the Record Date for the Annual Meeting, we had issued and outstanding 22,871,993 shares of common stock. Shareholders are entitled to one vote for each share of our common stock registered in their names at the close of business on the record date. Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting, who are appointed by us.

As of February 23, 2007, no person was known by us to be the beneficial owner of 5% or more of our Common Stock, except as follows:

Amount and
		Nature of	Approximate
	Name and Address of	Beneficial	Percent
Title of Class	Beneficial Owner	Ownership	of Class

Common Stock, $1 par value	Independent Bank Corporation Employee Stock Ownership Trust (“ESOT”) 230 West Main Street Ionia, Michigan 48846	1,240,363	5.21%

Our ESOT holds shares of common stock pursuant to the terms of our Employee Stock Ownership Plan (“ESOP”). The Principal Financial Group administers the ESOP and serves as directed trustee. Our ESOP Administrative Committee has investment power with respect to the shares of common stock held by the ESOT and has voting power to the extent that the ESOP participants do not direct the voting of the shares of common stock allocated to their accounts.

Our Administrative Committee is comprised of three of our officers: Robert N. Shuster, James J. Twarozynski and Laurinda M. Neve. Except for the shares of common stock allocated to their respective accounts as participants in the ESOP, each member of our Administrative Committee disclaims beneficial ownership of the shares held by the ESOT.

ELECTION OF DIRECTORS

Our Articles of Incorporation provide that our Board be divided into three classes of nearly equal size, with the classes to hold office for staggered terms of three years each. Our Bylaws permit our Board of Directors to establish the size of our Board from three to fifteen members. Our current Board has fixed the size of our Board at nine members. Donna J. Banks, Jeffrey A. Bratsburg and Charles C. Van Loan are nominees to serve three-year terms expiring in 2010. Dr. Banks and Messrs. Bratsburg and Van Loan are incumbent directors previously elected by our shareholders.

The Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominee is unable to serve, which is not now contemplated, our Board may designate a substitute nominee. The proxy holders, to the extent they have been granted authority to vote in the election of directors, may or may not vote for a substitute nominee.

In addition to the nominees for director, each director whose term will continue after the meeting is named in the following table. Each nominee and director owned beneficially, directly or indirectly, the number of shares of Common Stock set forth opposite their respective names. The stock ownership information and the information relating to each nominee’s and director’s age, principal occupation or employment for the past five years has been furnished to us as of February 23, 2007, by the respective nominees and directors.

A plurality of the votes cast at the Annual Meeting of Shareholders is required to elect the nominees as directors. Accordingly at this year’s meeting, the three individuals who receive the largest number of votes cast at the meeting will be elected as directors. Shares not voted at the meeting, whether by abstention, broker non-vote or otherwise, will not be treated as votes cast at the meeting.

The Board of Directors recommends a vote FOR the election of each of the three nominees.

	Amount and Nature of
	Beneficial		Percent of
	Ownership(1)		Outstanding

Nominees for three-year terms expiring in 2010
Donna J. Banks, Ph.D. (age 49)	4,433.02%
Dr. Banks is a Senior Vice President of the Kellogg Company. She became a Director in 2005.
Jeffrey A. Bratsburg (age 63)	131,415	(2)	.55
Mr. Bratsburg served as President and Chief Executive Officer of Independent Bank West Michigan from 1985 until his retirement in 1999. He became a Director in 2000.
Charles C. Van Loan (age 59)	236,953	(3)	1.00
Mr. Van Loan is the Chairman of the Board of Directors of Independent Bank Corporation. Mr. Van Loan served as President and CEO of Independent Bank Corporation from 1993 until 2004 and as executive Chairman during 2005. He retired on December 31, 2005. He became a Director in 1992.

Directors whose terms expire in 2008
Stephen L. Gulis, Jr. (age 49)	7,702	(4)	.03
Mr. Gulis is the Executive Vice President, Chief Financial Officer and Treasurer of Wolverine World Wide, Inc. He became a Director in 2004.
Terry L. Haske (age 58)	68,926	(5)	.29
Mr. Haske is the President of Ricker & Haske, CPAs, P.C. He became a Director in 1996.
Charles A. Palmer (age 62)	111,737.47
Mr. Palmer is an attorney and a professor of law at Thomas M. Cooley Law School. He became a Director in 1991.

	Amount and Nature of
	Beneficial		Percent of
	Ownership(1)		Outstanding

Directors whose terms expire in 2009
Robert L. Hetzler (age 61)	56,761	(6)	.24
Mr. Hetzler is the retired President of Monitor Sugar Company (food processor). He became a Director in 2000. Mr. Hetzler was appointed Lead Outside Director effective January 1, 2005.
Michael M. Magee, Jr. (age 51)	123,341	(7)	.52
Mr. Magee is the President and Chief Executive Officer of Independent Bank Corporation. Prior to his appointment as President and CEO as of January 1, 2005, Mr. Magee served as Chief Operating Officer since February 2004 and prior to that he served as President and Chief Executive Officer of Independent Bank since 1993. He became a Director in 2005.

James E. McCarty (age 59)	28,911	(8)	.12
Mr. McCarty is the President of McCarty-Horak, LLC (commercial printing). He became a Director in 2002.

(1)	Except as described in the following notes, each nominee or incumbent director owns the shares directly and has sole voting and investment power or shares voting and investment power with his or her spouse under joint ownership. The table includes shares of common stock that are issuable under options exercisable within 60 days.

(2)	Excludes 2,594 common stock units held in Mr. Bratsburg’s account under our deferred compensation and stock purchase plan for non-employee directors that are payable in our common stock upon retirement.

(3)	Includes 39,291 shares allocated to Mr. Van Loan’s account under the ESOT.

(4)	Excludes 3,134 common stock units held in Mr. Gulis’ account under our deferred compensation and stock purchase plan for non-employee directors that are payable in our common stock upon retirement.

(5)	Includes 6,150 shares owned jointly with Mr. Haske’s father with respect to which Mr. Haske shares voting and investment power.

(6)	Includes 10,609 shares held in a spousal trust and 381 shares in a trust with respect to which Mr. Hetzler shares voting and investment power.

(7)	Includes 23,079 shares allocated to Mr. Magee’s account under the ESOT and excludes 2,766 common stock units held in a deferred compensation plan.

(8)	Excludes 6,395 common stock units held in Mr. McCarty’s account under our deferred compensation and stock purchase plan for non-employee directors that are payable in our common stock upon retirement. Includes 5,589 shares held in a spousal trust and 1,054 shares held by a corporation owned by Mr. McCarty.

SECURITIES OWNERSHIP OF MANAGEMENT

The following table sets forth the beneficial ownership of our common stock by our Chief Executive Officer, Chief Financial Officer and our three other highest paid executive officers (“Named Executives”) and by all directors and executive officers as a group as of February 23, 2007.

	Amount and
	Nature of
	Beneficial		Percent of
Name	Ownership(1)		Outstanding

Michael M. Magee	123,341	(2)	.52%
Robert N. Shuster	141,286		.59
David C. Reglin	132,991		.56
Edward B. Swanson	171,758		.72
Ronald L. Long	79,515		.33
All executive officers and directors as a group (consisting of 18 persons)	2,577,465	(3)	10.82

(1)	In addition to shares held directly or under joint ownership with their spouses, beneficial ownership includes shares that are issuable under options exercisable within 60 days, and shares that are allocated to their accounts as participants in the ESSOP.

(2)	Excludes 2,722 common stock units held in a deferred compensation plan.

(3)	Beneficial ownership is disclaimed as to 1,088,585 shares, including 1,035,581 shares which are held by the ESOT.

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE PRINCIPLES

For many years, our Board of Directors has been committed to sound and effective corporate governance practices. The Board has documented those practices in our Corporate Governance Principles. These principles address director qualifications, periodic performance evaluations, stock ownership guidelines and other corporate governance matters. Under those principles, a majority of the members of our Board must qualify as independent under the rules established by the NASDAQ stock market on which our stock trades. Our principles also require the Board to have an audit committee, compensation committee and a nominating and corporate governance committee, and that each member of those committees qualifies as independent under the NASDAQ rules. Our Corporate Governance Principles, as well as the charters of each of the foregoing committees are available for review on our website at www.ibcp.com under the “Investor Relations” tab.

CODE OF BUSINESS CONDUCT AND ETHICS AND CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

Our Board has also adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. In addition, the Board has adopted a Code of Ethics for Senior Financial Officers, which includes our principle executive officer, principle financial officer and controller. Each of these codes is posted on our website and can also be obtained free of charge through our Corporate Secretary at 230 West Main Street, Ionia, Michigan 48846. Any changes to or waivers of either code for our CEO or senior financial officers will be disclosed on our website.

DETERMINATION OF INDEPENDENCE OF BOARD MEMBERS

As required by our Corporate Governance Principles, our Board has determined that each of the following directors qualifies as an “Independent Director”, as such term is defined in Market Place Rules 4200(a)(15) of the National Association of Securities Dealers (the “NASD”): Donna J. Banks, Jeffrey A. Bratsburg, Stephen L. Gulis, Terry L. Haske, Robert L. Hetzler, James E. McCarty and Charles A. Palmer. Our Board has also determined that each member of the three committees of the Board meets the independence requirements applicable to those committees as prescribed by the NASDAQ listing requirements, and, as to the audit committee, under the applicable rules of the Securities and Exchange Commission. There are no family relationships between or among our directors, nominees or executive officers.

MEETING ATTENDANCE

Each of our directors is expected to attend all meetings of the Board, applicable committee meetings, and our annual meeting of shareholders. Each of our directors attended our 2006 annual shareholder meeting. During 2006, the Board held 7 meetings; each director attended at least 75% of the aggregate number of meetings of our Board and Board committees on which they served.

BOARD COMMITTEES AND FUNCTIONS

Copies of the charters of each of these committees is available on our Website at www.ibcp.com. Our board of directors have three standing committees: Audit, Compensation and Nominating and Corporate Governance.

Our Audit Committee, which met on 12 occasions in 2006, consists of directors Bratsburg, Gulis (Chairman), and Haske. Our Board has determined that Mr. Gulis qualifies as the “Audit Committee Financial Expert”, as that term is defined in the rules established by the Securities and Exchange Commission. The primary purpose of the Audit Committee is to assist the Board in overseeing (1) the quality and integrity of our accounting, auditing and reporting practices, (2) the performance of our internal audit function and independent auditor, and (3) our disclosure controls and system of internal controls regarding, finance, accounting, legal compliance, and ethics that management and our Board have established.

Our Compensation Committee, which met on 8 occasions in 2006, consists of directors Banks, Bratsburg, Gulis, Hetzler and McCarty (Chairman). This committee reviews and makes recommendations to the Board on executive compensation matters, including any benefits to be paid to our executives and officers.

This Committee meets at least twice annually and more frequently as circumstances require to review and discuss executive compensation. At the beginning of each year, the Committee meets to review our CEO’s performance against the Company’s goals and objectives for the preceding year and also to review and approve the corporate goals and objectives that relate to CEO compensation for the forthcoming year. The Committee also evaluates the CEO and other key executives’ payouts against (a) pre-established, measurable performance goals and budgets, (b) generally comparable groups of executives, and (c) external market trends. Following this review, the Committee recommends to the full Board, the annual base salary, annual incentive compensation, total compensation and benefits for our chief executive officer. This Committee is also responsible for approving equity-based compensation awards under our Long-Term Incentive Plan. The base salaries of the presidents of each of our banks is determined by the Company’s CEO, as well as the Board of Directors of our respective banks. Base salaries of executive officers, other than our CEO, are established by our CEO.

This Committee is also responsible to recommend to the full Board, the amount and form of compensation payable to directors. From time to time, the Committee relies upon third party consulting firms to assist the Committee in its oversight of the Company’s executive compensation policy and our Board compensation. This is discussed in more detail in the Compensation Discussion and Analysis included in this Proxy Statement.

Our Nominating and Corporate Governance Committee, which met on three occasions in 2006, consists of directors Banks, Hetzler, McCarty and Palmer (Chairman). This Committee is responsible for making recommendations on the qualification and standards to serve on our Board, identifying board candidates and monitoring our corporate governance standards.

Our Articles of Incorporation contain certain procedural requirements applicable to shareholder nominations of directors. Shareholders may nominate a person to serve as a director if they provide written notice to us not later than sixty and no more than ninety days prior to the first anniversary date of the preceding year’s annual meeting. The notice must include (1) name and address of the shareholder who intends to make the nomination and of the person or persons nominated, (2) a representation that the shareholder is a current record holder and will continue to hold those shares through the date of the meeting and intends to appear in person or by proxy at the meeting, (3) a description of all arrangements between the shareholder and each nominee, (4) the information regarding each nominee as would be required to be included in a proxy statement filed under Regulation 14A of the Securities Exchange Act of 1934 had the nominee been nominated by the Board of Directors, and (5) the consent of each nominee to serve as director. Our Nominating and Corporate Governance Committee does not currently utilize the services of any third party search firm to assist in the identification or evaluation of board member candidates. However, the Committee may use the services of such a firm in the future if it deems necessary or appropriate.

The Nominating and Corporate Governance Committee has not established specific, minimum qualifications for director nominees. Our Corporate Governance Principles mandate that directors possess the requisite background and experience to make a strong, positive contribution to Independent Bank Corporation and our shareholders. Our Nominating and Corporate Governance Committee is responsible for reviewing the qualifications and independence of the members of the Board. This assessment includes a consideration of the skills, experience and diversity of the prospective candidates. In light of these general requirements, our Nominating and Corporate Governance Committee reviews the suitability of each person nominated to our Board. These same standards and suitability requirements are applicable to all director nominees, regardless of the party making the director nomination. Historically, new Board members have been selected and nominated from those persons serving as directors of one of our subsidiary banks.

The Committee has not received any recommended director nominations from any of our shareholders in connection with our 2007 annual meeting. The nominees that are standing for election as directors at the 2007 annual meeting are incumbent directors nominated by the Committee.

MAJORITY VOTING

Our Nominating and Corporate Governance Committee and Board have discussed and considered the adoption of majority voting for directors. The Board favors the general concepts of majority voting which would essentially proscribe the election of any nominee who received fewer votes cast in his or her favor for election than were withheld. However, our Bylaws and the Michigan Business Corporation Act provide that directors are to be elected by a plurality of votes cast, except as otherwise provided in our Articles. Due to various initiatives under consideration to either modify applicable laws or otherwise address some of the practical implications that arise from majority voting, the Board has elected to defer, at this time, any action or recommendation on this matter.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

The Board of Directors has implemented a process by which a shareholder may send written communications to the Board’s attention. Any shareholder desiring to communicate with the Board or one or more of our directors may send a letter addressed to the Company’s Corporate Secretary at P.O. Box 491, Ionia, Michigan 48846. The Secretary has been directed to promptly forward all communications to the full Board or the specific director indicated in the letter.

REPORT OF OUR AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Our Audit Committee has met with management and the independent auditors to review and discuss our audited financial statements as of and for the year ended December 31, 2006.

Our Audit Committee obtained from our independent auditors a formal written statement describing the relationships between us and our auditors that might bear on the auditors’ independence, which is consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” Our Audit Committee has also discussed with our auditors any relationships that may impact their objectivity and independence and satisfied itself as to our auditors’ independence.

Our Audit Committee has reviewed and discussed with our independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” Our Audit Committee also discussed, with and without management present, the results of our independent auditors’ examination of our financial statements.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to our Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2006.

Stephen L. Gulis, Jr.

Jeffrey A. Bratsburg	Terry L. Haske

AUDIT MATTERS AND OUR RELATIONSHIP WITH
OUR INDEPENDENT AUDITORS

Effective March 29, 2005, our Board of Directors dismissed KPMG LLP (“KPMG”) as our independent auditors. The dismissal of KPMG was approved by our Audit Committee on March 29, 2005. On that same date, the Audit Committee approved the engagement of Crowe Chizek & Company LLC (“Crowe”) as independent auditors for the year ended December 31, 2005.

The audit reports of KPMG on our consolidated financial statements as of and for the year ended December 31, 2004 and KPMG’s report on management’s assessment of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the calendar year ended December 31, 2004, and from December 31, 2004 through the effective date of KPMG’s dismissal (the “Relevant Period”), there were no disagreements between us and KPMG on any matters of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused KPMG to make reference to the subject matter of such disagreements in connection with its reports. Also during the Relevant Period, there were no reportable events as described in Item 304(a)(l)(v) (“Reportable Events”) of Regulation S-K issued by the Securities and Exchange Commission (the “Commission”).

During the Relevant Period, neither the Company nor (to the Company’s knowledge) anyone acting on behalf of the Company consulted with Crowe regarding either (i) the application of accounting principles to a specified transaction (either completed or proposed), (ii) the type of audit opinion that might be rendered on our financial statements, or (iii) any Reportable Event.

The following sets forth the fees paid to our independent auditors for the last two fiscal years:

	Year Ended December 31,
	2006	2005

Audit fees	$393,000	$340,000
Audit related fees(1)	54,000	41,000
Tax fees(2)	137,000	64,000
All other fees		4,000

Total	$584,000	$449,000

(1)	Consists primarily of fees related to an audit required under a Housing and Urban Development loan program and accounting review of various transactions during each year.

(2)	Consists primarily of fees related to the preparation of corporate tax returns and in 2006 also includes amounts for tax advice and planning services.

Pre-Approval Policy

Our Audit Committee has established a pre-approval policy for procedures for audit, audit related and tax services that can be performed by our independent public accountants. For 2006 and 2005, all of these fees were pre-approved by the Audit Committee under that policy. Subject to certain limitations, the authority to grant pre-approvals may be delegated to one or more members of the Audit Committee.

PROPOSAL SUBMITTED FOR YOUR VOTE — RATIFICATION OF THE
APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Crowe Chizek and Company LLC (“Crowe”), as independent auditors for the Company, for the fiscal year ending December 31, 2007. These services provided to the Company and our subsidiaries by Crowe for 2006 is described above under the caption “Audit Matters and our Relationship with our Independent Auditors.”

We are asking our shareholders to ratify the selection of Crowe as our independent auditors. Although ratification is not legally required, the Board is submitting the selection of Crowe to our shareholders for ratification as a matter of good corporate governance. Representatives of Crowe are expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

The affirmative vote of the holders of the majority of the shares represented in person or by proxy and entitled to vote on this item will be required for approval. All broker non-votes will not be treated as votes cast on this matter; shares voted as abstentions will be counted as votes cast and therefore will have the effect of a negative vote.

If our shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

The Board of Directors recommends a vote FOR this proposal to ratify the appointment of Crowe as our independent auditors.

SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on our common stock (based on the last reported sales price of the respective year) with the cumulative total return of the Nasdaq Stock Market Index (United States stocks, only) and the Nasdaq Bank Stocks Index for the five-year period ended December 31, 2006. The following information is based on an investment of $100 on January 1, 2002, in our common stock, the Nasdaq Stock Market Index and the Nasdaq Bank Stocks Index, with dividends reinvested.

Total Shareholder Return

	January 1,	December 31,	December 31,	December 31,	December 31,	December 31,
	2002	2002	2003	2004	2005	2006
Independent Bank Corporation	$100.00	$116.38	$184.13	$197.20	$193.85	$194.65
Nasdaq Stock Market	100.00	69.13	103.36	112.49	114.88	126.22
Nasdaq Bank Stocks	100.00	102.37	131.69	150.71	147.23	165.21

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Objectives

The primary objectives of our executive compensation program are to (1) attract and retain talented executives, (2) motivate and reward executives for achieving our business goals, (3) align our executives’ incentives with our strategies and goals, as well as the creation of shareholder value, and (4) provide competitive compensation at a reasonable cost. Consequently, our executive compensation plans are designed to achieve these objectives.

As described in more detail below, our executive compensation program has three primary components: base salary; an annual cash incentive bonus; and long-term incentive compensation that has historically been in the form of stock option and stock grant awards. The Compensation Committee of our Board has not established policies or guidelines with respect to the specific mix or allocation of total compensation among base salary, annual incentive bonuses, and long-term compensation. However, as part of our long-standing “pay-for-performance” compensation philosophy, we typically set the base salaries of our executives somewhat below market median base salaries in return for above market median incentive opportunities. We believe that this approach has served the Company well over the years, both in terms of the Company’s performance as well as our ability to attract and retain key executives. Combined, our five named executives have served the Company for a total of 89 years.

The Compensation Committee of the Board has utilized the services of third-party consultants from time to time to assist in the design of our executive compensation programs and render advice on compensation matters generally. In the fall of 2006, the Compensation Committee engaged the services of Mercer Human Resource Consulting (“Mercer”) to review our executive compensation programs. As part of those services, Mercer (1) reviewed our existing compensation strategies and plans, (2) conducted a study of peer group compensation, including the competitiveness and effectiveness of each element of our compensation program, as well as our historical performance relative to that peer group, and (3) recommended changes to our compensation program, including those directly applicable to our executive officers. The changes that have been adopted are to begin in 2007 and are described below.

The foregoing discussion is intended to provide a background and context for the information that follows regarding our existing compensation programs to those persons who served as our executive officers for 2006 and to assist in understanding the information included in the following executive compensation tables.

Components of Compensation

The principal components of compensation we have historically paid to our executives has consisted of the following:

•	Base Salary

•	Annual Cash Incentive

•	Long-Term Incentive Compensation, principally in the form of stock options

Base Salary

Base salaries are established each year for our executive officers. None of our executive officers have separate employment agreements. In determining base salaries, we consider a variety of factors, primary of which is peer group compensation, but also includes an individual’s performance, experience, expertise, and tenure with the Company. The executive compensation review conducted by Mercer revealed that the base salaries of most of our executives are below competitive rates and market median levels. Due to (1) the Company’s lower than median compensation levels, including salaries and bonuses, (2) our superior performance, over time, relative to our peer group, and (3) the resulting risk of not providing competitive compensation, the Committee has implemented certain increases in the base salaries of our executives.

Each year, the Compensation Committee recommends the base salary for our President and CEO for consideration and approval by the full Board. Mr. Magee has served as our CEO since January 1, 2005 and 2006 marked the end of a two-year transition period in which Mr. Magee succeeded Charles Van Loan as our President and CEO. For purposes of setting Mr. Magee’s base salary of $310,000 for 2006, the Compensation Committee reviewed compensation data from banking institutions of similar size in the Midwest, Mr. Magee’s contributions over the preceding years, and the successful completion of his transition plan with Mr. Van Loan. As a result of the Mercer survey and recommendations, the Compensation Committee set Mr. Magee’s 2007 salary at $350,000. Due to the fact that this rate remains well below the market median, the Compensation Committee agreed to revisit his salary level by mid year.

The base salaries of the presidents of each of our banks is determined by our President and CEO, as well as the Board of Directors of our respective banks. The base salaries of other executive officers are established by our President and CEO. In setting base salaries, our President and CEO considers peer group compensation, as well as the individual performance of each respective executive officer. For the reasons noted above, the base salaries of our other named executive officers for 2007 were increased to the following: Mr. Shuster — $220,000; Mr. Reglin — $220,000; Mr. Swanson — $218,000; and Mr. Long — $218,000.

Annual Cash Incentives

Annual cash incentives are paid under the terms of our Management Incentive Compensation Plan. This Plan sets forth performance incentives that are designed to provide for annual cash awards that are payable if we meet or exceed the annual performance objectives established by our Board of Directors. Under this Plan, our Board establishes annual performance levels as follows: (1) threshold represents the performance level of what must be achieved before any incentive awards are payable; (2) target performance is defined as a desired level of performance in view of all relevant factors, as described in more detail below; and (3) the maximum represents that which reflects outstanding performance. As noted above, target performance under this Plan is intended to provide for aggregate annual cash compensation (salary and bonus) that approximates peer level compensation. The Mercer report reflects that this combination of compensation remains below our peer group.

For purposes of establishing these performance levels for 2006, the Board considered peer performance and investment expectations for our return on equity and earnings per share, as well as similar expectations for our competitors in the financial services industry. In addition to the objective earnings and performance goals, payments under this Plan are subject to certain pre-determined individual goals which may be either objective or subjective in nature. The individual performance component is, however, limited to 20% of the total incentive formula for our executive officers and bank presidents.

In 2006, payments under this Plan could range from 20% to 50% of our CEO’s base salary. For our other executive officers, including our bank presidents, these payments range from 15% to 35% of their respective base salaries. Based upon the Company’s performance for 2006, no payments were earned or paid under the Plan this year. Our performance goals for 2006 were earnings per share of: maximum — $2.14, target — $2.08 and threshold — $2.02.

Based upon the Mercer report and its recommendations, the Compensation Committee revised our annual incentive plan in a manner that continues the concept of threshold, target, and maximum levels of performance. As revised, threshold performance would result in earning 50% of the target incentive, target would be 100%, and maximum would be 200%, with compensation prorated between these award levels. Target incentive is defined as 65% of base salary for our CEO and 50% of base salary for our other named executives. For 2007, 70% of the performance goal is based upon Company performance criteria; 30% is based upon predetermined individual goals. With respect to Company performance, 75% of the performance criteria is based upon after-tax EPS and 25% is based upon corporate asset quality (non-performing assets as a percentage of total assets). The performance of our executive officers that serve as bank presidents will be based upon the performance of the Company (50%) their respective organizations (25%) and predetermined individual goals (25%). Consequently, in lieu of Company EPS and corporate asset quality, performance will be measured by bank after-tax net income and the respective bank’s asset quality, using the same percentage allocations noted above. For 2007, the performance goals for the Company are as follows:

	EPS	Asset Quality

Threshold:	$1.68	1.0%
Target:	$1.78	0.8%
Maximum:	$1.93	0.6%

Annually, the Committee is to set these performance goals not later than the 60th day of each year. The awards are paid in full following certification of the Company’s and each bank’s financial results for the performance period.

Long-Term Incentives

Historically, long-term compensation was payable in the form of equity-based awards under our Long-Term Incentive Plan. Under this Plan, the Compensation Committee has the authority to grant a variety of stock-based awards, including qualified and non-qualified stock options, restricted stock awards, performance shares and other stock-based awards. To date, the Compensation Committee has made awards under this Plan primarily in the form of qualified and non-qualified stock options. Under the terms of the Plan, the exercise price of each option may not be less than the market price of our common stock as of the date of grant. The options are also restricted as to transferability and generally expire ten years after the date of grant. This Plan is intended to assist our executive officers in the achievement of our share ownership guidelines. Under these guidelines (1) our CEO is expected to own Company stock having a market value equal to twice his base salary, (2) bank presidents and our executive vice presidents are to own stock having a market value not less than 125% of their respective base salary, and (3) our senior vice presidents are to own stock having a market value of not less than 50% of their respective base salary. Not more than 75% of the shares held by an executive in our ESOP count toward these guidelines and only

“in-the-money” stock options granted after January 1, 2004, count as well. These guidelines apply ratably over a five year period commencing January 1, 2004, or the date of hire or date of promotion to one of these positions.

Historically, stock option awards are determined and made in April of each year; however, the grants that normally would have been made in April 2006 were accelerated to November 2005 so that they would not have to be expensed under Statement of Financial Accounting Standards 123 (revised 2004), “Share Based Payment” (“SFAS No. 123R”) which became effective January 1, 2006. No grants of stock options or other equity-based compensation were made in 2006.

Following the Committee’s and Board’s review and analysis of the Mercer report, the Board elected to implement a long-term incentive program that includes three separate components: stock options; restricted stock; and long-term cash; each of which comprise one-third of the total long-term incentive grant each year. Based, in part, upon the Mercer report, the Compensation Committee adopted performance goals for the cash portion of this long-term incentive program, based upon the Company’s three-year total shareholder return (TSR). TSR is determined by dividing the sum of our stock price appreciation and dividends by our stock price at the beginning of the performance period. For purposes of determining achievement, the Company’s TSR is measured against the Nasdaq Bank Index median TSR over the same period. The Committee established the three target levels of performance, with threshold at the 50th percentile, target at the 70th percentile and maximum at the 90th percentile. One-third of the long-term incentive opportunity is comprised of stock options, measured under FAS 123R, that vest ratably over three years. The remaining third is comprised of restricted stock that vests in full on the fifth anniversary of the grant date.

Severance and Change in Control Payments

The Company has in place Management Continuity agreements for each of our executive officers, along with certain senior managers. These agreements provide severance benefits if an individual’s employment is terminated within 36 months after a change in control or within six months before a change in control and if the individual’s employment is terminated or constructively terminated in contemplation of a change in control for three years thereafter. For purposes of these agreements, a “change in control” is defined to mean any occurrence reportable as such in a proxy statement under applicable rules of the Securities and Exchange Commission, and would include, without limitation, the acquisition of beneficial ownership of 20% or more of our voting securities by any person, certain extraordinary changes in the composition of our Board of Directors, or a merger or consolidation in which we are not the surviving entity, or our sale or liquidation.

Severance benefits are not payable if an individual’s employment is terminated for cause, employment terminates due to an individual’s death or disability, or the individual resigns without “good reason.” An individual may resign with “good reason” after a change in control and receive his or her severance benefits if an individual’s salary or bonus is reduced, his or her duties and responsibilities are inconsistent with his or her prior position, or there is a material, adverse change in the terms or conditions of the individual’s employment. The agreements are for self-renewing terms of three years unless we elect not to renew the agreement. The agreements are automatically extended for a three year term from the date of a change in control. These agreements provide for a severance benefit in a lump sum payment equal to 18 months to three years salary and bonus and a continuation of benefits coverage for 18 months to three years. These benefits are limited, however, to one dollar less than three times an executive’s “base amount” compensation as defined in Section 280G of the Internal Revenue Code of 1986, as amended.

Other Benefits

We believe that other components for compensation, generally provided to other employees, are an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, group life and accidental death and dismemberment insurance and our 401(k) Plan, and each case on the same basis as other employees. We also maintain an employee stock ownership plan (ESOP) that provides substantially all full-time employees with an equity interest in our Company. Contributions to the ESOP are determined annually and are subject to the approval of our Board of Directors. Contributions for the year ended December 31, 2006, were equal to 3% of the eligible wages for each of the approximately 1,100 participants in the ESOP, including each of our executive officers.

Perquisites

Our Board of Directors and Compensation Committee regularly reviews the perquisites offered to our executive officers. The Committee believes that the cost of such perquisites is relatively minimal. Specific perquisites generally made available to our executive officers are:

•	Country club and social club memberships

•	Personal use of Company automobiles

Summary Compensation Table — 2006

				Non-Equity
				Incentive
			Option	Plan	All Other
Name and Principal Position	Year	Salary(1)	Awards	Compensation	Compensation(2)	Totals

Michael M. Magee	2006	$310,000	$—	$—	$22,865	$332,865
President and Chief Executive Officer
Robert N. Shuster	2006	215,000	—	—	18,895	233,895
Executive Vice President and Chief Financial Officer
David C. Reglin	2006	215,000	—	—	22,405	237,405
President and CEO Independent Bank West Michigan
Edward B. Swanson	2006	212,000	—	—	27,653	239,653
President and CEO Independent Bank South Michigan
Ronald L. Long	2006	212,000	—	—	26,262	238,262
President and CEO Independent Bank East Michigan

(1)	Includes elective deferrals by employees pursuant to Section 401(k) of the Internal Revenue Service Code and elective deferrals pursuant to a non-qualified deferred compensation plan.

(2)	Amounts include our contributions to the ESOP (subject to certain age and service requirements, all employees are eligible to participate in the plan), matching contributions to qualified defined contribution plans, IRS rules determined personal use of company owned automobiles, and country club and other social club dues.

Grants of Plan-Based Awards — 2006

					Estimated Future Payouts
		Estimated Possible Payouts Under			Under Equity Incentive Plan			Exercise or	Grant Date
		Non-Equity Incentive Plan Awards(1)			Awards			Base Price of	Fair Value of
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Option Awards	Stock and
Name	Date	($)	($)	($)	($)	($)	($)	($/Sh)	Option Awards

Michael M. Magee	—	$62,000	$108,500	$155,000	—	—	—	—	—
Robert N. Shuster	—	32,250	53,750	75,250	—	—	—	—	—
David C. Reglin	—	32,250	53,750	75,250	—	—	—	—	—
Edward B. Swanson	—	31,800	53,000	74,200	—	—	—	—	—
Ronald L. Long	—	31,800	53,000	74,200	—	—	—	—	—

(1)	All awards are pursuant to the Management Incentive Compensation Plan.

As discussed in our Compensation Discussion & Analysis above, the primary components of our executive compensation program are base salary, an annual cash incentive bonus, and long-term incentive compensation.

As shown in the Summary Compensation Table above, each named executive officer’s base salary constituted the vast majority of his compensation for 2006. This is relatively atypical for the Company and is due largely to (1) the fact that no cash bonuses were paid under our Management Incentive Compensation Plan based on the Company’s 2006 performance, and (2) our acceleration of stock option awards that would have been made in April of 2006, but were made in November of 2005 to avoid being expensed under SFAS No. 123R.

We did not pay any cash bonuses under our Management Incentive Compensation Plan for 2006 because the Company did not meet the performance goals that had been previously established by our Compensation Committee and Board. The Threshold, Target, and Maximum amounts disclosed in the Grants of Plan-Based Awards above show the amounts that potentially could have been earned for 2006 performance based on these goals.

Finally, as noted in the Compensation Discussion & Analysis above, the Company did not grant any stock options or other stock or stock-based awards during 2006, but has subsequently implemented a long-term incentive program with three components: stock options, restricted stock, and long-term cash awards. No awards under this program were made during 2006.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
	Number of Securities Underlying
	Unexercised Options		Option	Option
Name	Exercisable(1)	Unexercisable	Exercise Price	Expiration Date

Michael M. Magee	23,834	—	$26.76	12/15/15
	2,625	—	26.97	11/15/15
	2,756	—	25.02	4/26/15
	10,923	—	27.31	1/28/15
	2,756	—	23.69	4/23/14
	11,147	—	25.81	1/24/14
	5,706	—	17.52	1/18/13
	7,087	—	14.11	1/21/12
	10,219	—	9.79	1/21/11

	77,053	—

Robert N. Shuster	12,708	—	26.76	12/15/15
	2,625	—	26.97	11/15/15
	2,756	—	25.02	4/26/15
	8,475	—	27.31	1/28/15
	1,686	—	22.13	5/11/14
	2,756	—	23.69	4/23/14
	9,660	—	25.81	1/24/14
	3,032	—	17.43	4/17/13
	8,470	—	17.52	1/18/13
	4,427	—	25.85	4/16/12
	7,086	—	14.11	1/21/12
	4,765	—	9.97	4/17/11
	1,897	—	27.66	1/21/11

	70,343	—

David C. Reglin	12,961	—	26.76	12/15/15
	2,625	—	26.97	11/15/15
	2,756	—	25.02	4/26/15
	8,655	—	27.31	1/28/15
	2,756	—	23.69	4/23/14
	9,660	—	25.81	1/24/14
	3,032	—	17.43	4/17/13
	10,068	—	17.52	1/18/13
	6,045	—	15.44	4/16/12
	9,988	—	14.11	1/21/12
	6,047	—	9.97	4/17/11
	9,298	—	9.79	1/21/11
	6,047	—	6.17	4/18/10
	5,828	—	6.50	1/18/10
	3,267	—	11.97	1/18/10

	99,033	—

	Option Awards
	Number of Securities Underlying
	Unexercised Options		Option	Option
Name	Exercisable(1)	Unexercisable	Exercise Price	Expiration Date

Edward B. Swanson	7,776	—	26.76	12/15/15
	2,625	—	26.97	11/15/15
	2,756	—	25.02	4/26/15
	8,654	—	27.31	1/28/15
	2,756	—	23.69	4/23/14
	7,762	—	25.81	1/24/14
	3,032	—	17.43	4/17/13
	8,327	—	17.52	1/18/13
	6,045	—	15.44	4/16/12
	11,319	—	14.11	1/21/12
	6,047	—	9.97	4/17/11
	11,266	—	9.79	1/21/11
	6,046	—	6.17	4/18/10
	15,731	—	6.50	1/18/10

	100,142	—

Ronald L. Long	7,776	—	26.76	12/15/15
	2,625	—	26.97	11/15/15
	2,756	—	25.02	4/26/15
	8,655	—	27.31	1/28/15
	2,756	—	23.69	4/23/14
	9,660	—	25.81	1/24/14
	3,032	—	17.43	4/17/13
	9,312	—	17.52	1/18/13
	11,319	—	14.11	1/21/12
	1,097	—	9.97	4/17/11
	5,091	—	9.79	1/21/11

	64,079	—

(1)	All options listed as exercisable are fully vested.

Option Exercises and Stock Vested — 2006

Option Awards
Number of
Shares
	Acquired	Value Realized
Name	on Exercise	on Exercise

Michael M. Magee	—	—
Robert N. Shuster	—	—
David C. Reglin	—	—
Edward B. Swanson	—	—
Ronald L. Long	4,950	$70,403

Nonqualifed Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance
Name	Last FY(1)	Last FY	Last FY	Distributions	at Last FYE

Michael M. Magee	$52,485	—	$27,815	$155,646	$65,118
Robert N. Shuster	13,000	—	5,092	—	44,837
David C. Reglin	—	—	—	—	—
Edward B. Swanson	—	—	—	—	—
Ronald L. Long	—	—	2,303	—	14,426

(1)	Amounts reported as Executive Contributions are also included in the respective Executive Salary amounts on the Summary Compensation Table.

Other Potential Post-Employment Payments

	(1)	(2)
	Estimated Liability	Payment Limitation
	for Severance	Based on IRS
	Payments & Benefit	Section 280G
	Amounts Under	Limitation on
Executive Name	Continuity Agreements	Severance Amounts

Michael M. Magee	$1,509,908	$1,452,902
Robert N. Shuster	1,008,821	723,665
David C. Reglin	1,027,945	791,623
Edward B. Swanson	952,592	884,130
Ronald L. Long	944,966	1,041,423

(1)	The Company has entered into Management Continuity Agreements with each of the above named executives that provide for defined severance compensation and other benefits if they are terminated following a change of control of the Company. The Agreements provide for a lump sum payout of the severance compensation and a continuation of certain health and medical insurance related benefits for a period of three years. For further detailed information, see the section titled “Severance and Change in Control Payments” included as part of the Compensation Discussion and Analysis in this Proxy Statement.

(2)	The total amounts which may be due under the Management Continuity Agreements are subject to and limited by Internal Revenue Service Code Section 280G. This column indicates the limitation on the estimated payout based on IRS rules limitations.

Director Compensation — 2006

				Aggregate
				Stock Options
	Fees Earned or	Option		Held
Name	Paid in Cash	Awards(1)	Totals	As of 12/31/06

Donna J. Banks	$22,000	$—	$22,000	3,874
Jeffrey A. Bratsburg	22,000	—	22,000	54,671
Stephen L. Gulis, Jr.	22,000	—	22,000	7,702
Terry L. Haske	22,000	—	22,000	40,133
Robert L. Hetzler(2)	23,500	—	23,500	40,133
James E. McCarty	22,000	—	22,000	15,451
Charles A. Palmer	22,000	—	22,000	40,133
Charles C. VanLoan(2)	23,500	—	23,500	167,100

Totals	$179,000	$—	$179,000	369,197

(1)	No stock options were awarded to the Board of Directors during 2006.

(2)	Includes fees received for attendance at Mepco board meetings during 2006.

COMPENSATION OF DIRECTORS

Directors who are not employed by us or any of our subsidiaries (“Non-employee Directors”) received an annual cash retainer of $10,000 in 2006 and stock options with a Black-Scholes value of $35,000 (granted in late 2005). Each Non-employee Director also serves as a director of one of our subsidiary banks. Non-employee Directors of our subsidiaries received monthly meeting fees of $1,000 during 2006, except non-employee directors of our Mepco subsidiary received a fee of $500 per meeting. Our Non-employee Directors are not compensated for committee meetings.

Pursuant to our Long-Term Incentive Plan, the compensation committee may grant options to purchase shares of Independent Bank Corporation common stock to each Non-employee Director. For services in 2006, in November 2005 each Non-employee Director (except for Dr. Banks but including Mr. Van Loan due to his retirement on December 31, 2005) received an option to purchase 4,039 shares of common stock at a price equal to the fair market value of our common stock on the date of the grant. Dr. Banks received an option to purchase 3,874 shares of common stock on December 2, 2005 at a price equal to the fair market value of our common stock on the date of the grant. These options may be exercised immediately as of the grant date, are restricted as to transferability and expire 10 years after the date of grant.

We maintain a Deferred Compensation and Stock Purchase Plan for Non-employee Directors (the “Purchase Plan”). The Purchase Plan provides that Non-employee Directors may defer payment of all or a part of their director fees (“Fees”) or receive shares of common stock in lieu of cash payment of Fees. Under the Purchase Plan, each Non-employee Director may elect to participate in a Current Stock Purchase Account, a Deferred Cash Investment Account or a Deferred Stock Account.

A Current Stock Purchase Account is credited with shares of Independent Bank Corporation common stock having a fair market value equal to the Fees otherwise payable. A Deferred Cash Investment Account is credited with an amount equal to the Fees deferred and on each quarterly credit date with an appreciation factor that may not exceed the prime rate of interest charged by Independent Bank. A Deferred Stock Account is credited with the amount of Fees deferred and converted into stock units based on the fair market value of our common stock at the time of the deferral. Amounts in the Deferred Stock Account are credited with cash dividends and other distributions on our common stock. Fees credited to a Deferred Cash Investment Account or a Deferred Stock Account are deferred for income tax purposes. The Purchase Plan does not provide for distributions of amounts deferred prior to a participant’s termination as a Non-employee Director. Participants may generally elect either a lump sum or installment distributions.

In connection with the executive compensation review by Mercer in the fall of 2006, referenced in the Compensation Discussion and Analysis above, Mercer conducted an analysis of peer group non-employee director compensation. Based upon the information compiled by Mercer and its recommendation, the Compensation Committee recommended, and the Board approved, changes in the manner in which directors are compensated. As a result, annual compensation will remain at $45,000; however, half of this amount will be paid in cash and the other half will be paid on a deferred basis under the above-referenced purchase plan until that director achieves the required share ownership under our share ownership guidelines. Once a director has achieved the requisite level of share ownership under those guidelines, each director then has a choice of receiving his or her director compensation in cash or deferred share units under our Purchase Plan, at his or her discretion. In addition, the Board approved the payment of additional retainers of $5,000, $3,000, and $2,000 to the Chairpersons of the Board’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, respectively.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The primary purpose of the Compensation Committee of the Board of Directors of the Company is to assist the Board in discharging its responsibilities related to compensation of the Company’s executives. The Compensation Committee’s function is more fully described in its Charter, which the Board has adopted and is available on the Company’s website. The Compensation Committee reviews its Charter on an annual basis, recommending changes to the Board when and as appropriate. The Compensation Committee is comprised of five members, each of whom the Board has determined meets the appropriate independence tests for compensation committee members under the NASDAQ listing standards.

Pursuant to a meeting of the Compensation Committee held on March 1, 2007, the Compensation Committee reports that it has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

James E. McCarty

Donna J. Banks          Jeffrey A. Bratsburg

Stephen L. Gulis, Jr.       Robert L. Hetzler

TRANSACTIONS INVOLVING MANAGEMENT

Our Board of Directors and executive officers and their associates were customers of, and had transactions with, our subsidiaries in the ordinary course of business during 2006. All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve an unusual risk of collectibility or present other unfavorable features. Such loans totaled $1,741,000 at December 31, 2006, equal to 0.7% of shareholders’ equity.

Mr. McCarty (Director) owns a graphic design and commercial printing company which does business with us. During 2006 we purchased $159,000 in goods and services from his company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16 of the Securities Exchange Act of 1934, our directors and executive officers, as well as any person holding more than 10% of our Common Stock, are required to report initial statements of ownership of our securities and changes in such ownership to the Securities and Exchange Commission. Based solely upon written representations by each Director and Executive Officer and our review of those reports furnished to us, all of the required reports were timely filed by such persons during 2006, except that Mr. Magee, a Director and Executive Officer of the Company was late in filing two reports covering two transactions which related to the crediting of common stock units in a deferred compensation plan.

SHAREHOLDER PROPOSALS

Article III of our Bylaws contain procedural requirements for shareholder proposals, generally. Copies of our Articles of Incorporation and Bylaws have been filed with the Securities and Exchange Commission and can be obtained from its Public Reference Section or from us. Any shareholder proposal to be considered by us for inclusion in our proxy materials for our 2008 Annual Meeting of Shareholders must be received by us no later than November 21, 2007. If we receive notice of a shareholder proposal after February 4, 2008, the persons named as proxies for the 2008 Annual Meeting of Shareholders will have discretionary voting authority to vote on that proposal at that meeting.

GENERAL

The cost of soliciting proxies will be borne by us. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone, telegraph or in person. We have retained the services of The Altman Group to deliver proxy materials to brokers, nominees, fiduciaries and other custodians for distribution to beneficial owners, as well as solicit proxies from these institutions. The cost of such services is expected to total approximately $5,000, plus reasonable out of pocket expenses.

As of the date of this proxy statement, Management knows of no other matters to be brought before the meeting. However, if further business is presented by others, the proxy holders will act in accordance with their best judgment.

By order of our Board of Directors,

Robert N. Shuster
Secretary

Dated: March 20, 2007

Independent Bank Corporation
P.O. Box 491, 230 West Main Street
Ionia, Michigan 48846
616-527-9450

ANNUAL MEETING OF STOCKHOLDERS OF
INDEPENDENT BANK CORPORATION
April 24, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors: 3 nominees for three year terms expiring in 2010:

NOMINEES:
☐	FOR ALL NOMINEES	¡ Donna J. Banks ¡ Charles C. Van Loan ¡ Jeffrey A. Bratsburg	Expiring in 2010 Expiring in 2010 Expiring in 2010

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

2.	To ratify the appointment of Crowe Chizek	FOR	AGAINST	ABSTAIN
	and Company, LLC as independent auditors for the fiscal year ending December 31, 2007.	☐	☐	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

INDEPENDENT BANK CORPORATION
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Michael M. Magee, Jr. and Robert N. Shuster, and each of them as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Independent Bank Corporation held of record by the undersigned on February 23, 2007, at the Annual Meeting of Stockholders to be held at the Ionia Theatre, located at 205 West Main Street, Ionia, Michigan 48846 on Tuesday, April 24, 2007 at 3:00 p.m. (local time), or any adjournment or postponement thereof.
(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF
INDEPENDENT BANK CORPORATION
April 24, 2007
PROOF # 1

MAIL - Date, sign and mail your proxy card in the
envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM
Eastern Time the day before the cut-off or meeting date.
ê Please detach   along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors: 3 nominees for three year terms expiring in 2010:

NOMINEES:
☐	FOR ALL NOMINEES	¡ Donna J. Banks ¡ Charles C. Van Loan ¡ Jeffrey A. Bratsburg	Expiring in 2010 Expiring in 2010 Expiring in 2010

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Crowe Chizek and Company, LLC as independent auditors for the fiscal year ending December 31, 2007.	☐	☐	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.